UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 12, 2009
Date of Report
(Date of earliest event reported)
True North Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-1343504	20-3345780

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4999 France Avenue South, Suite 248, Minneapolis, Minnesota 55410
(Address of Principal Executive Offices)     (ZIP Code)
Registrant’s telephone number, including area code: (952) 358-6120
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Items 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2009, Scott R. Carlson resigned from the Board of Directors. Mr. Carlson will remain the Company’s Secretary and continue to provide legal services to the Company.
Also on November 6, 2009, the following were elected to the Company’s Board of Directors:
Mannie Jackson.
Mr. Jackson is Chairman of the Harlem Globetrotters. Prior to purchasing the Globetrotters in 1992, Mr. Jackson served as President and General Manager of Honeywell’s Telecommunications Business and as Corporate Officer and Senior Vice President of Honeywell, Inc. Mr. Jackson was a Founder and President of the Executive Leadership Council and has served on the Board of Directors of five Fortune 500 companies and has served on the Board of Governors for the American Red Cross, he is currently serving as Chairman of the Naismith Memorial Basketball Hall of Fame and was among 12 distinguished nominees for the Archbishop Desmond Tutu Award for Human Rights in recognition of his work in South Africa.
Philip Jones.
Mr. Jones is on the advisory boards of Houston based Pros Revenue Management, Palladium Equity Partners, CNX Media and Transamerica Retirement. He is a board member of BMI (the licensing organization of the music and recording industry) and was its Chairman from 1997 to 2000. Mr. Jones retired from Meredith Broadcasting in 1997 after 18 years where he served as president from 1989 to 1997 and also served as chairman of the CBS Television Affiliates Board.
Constantine “Deno” Macricostas.
Mr. Macricostas is the Founder, Chairman, and the largest single shareholder of Photronics, Inc., the world’s largest supplier of photomasks, a key enabling technology in the semiconductor industry. Mr. Macrisostas is the Founder and Chairman of RagingWire Enterprise Solutions, Inc. (“RagingWire”). RagingWire provides highly custom and flexible IT solutions that accommodate the business needs of high-density, data-intensive enterprise companies. Mr. Macricostas has played important roles in other startup businesses: he was an early investor and board member of Nutmeg Federal Savings and Loan Association, Colonial Data Technologies Corporation and Orbit Semiconductor. He has received many awards including the Small Business Administration’s National Entrepreneurial Success Award, the High Tech Entrepreneur of the Year and the Eli Whitney Award for Excellence in Small Business Management and is listed in “Who’s Who in American Business”.
Richard B. Hirst.
Mr. Hirst is Senior Vice President and General Counsel of Delta Airlines. He was formerly the Executive Vice President and Chief Legal Officer of KB Home. Prior to this, Mr. Hirst was Executive Vice President and General Counsel of Burger King Corporation. He also spent more than 15 years in legal and leadership roles in the airline industry, including serving as Senior Vice President, Corporate Affairs for Northwest Airlines and Vice President, General Counsel and Secretary at Continental Airlines. Mr. Hirst holds a BA in Government from Harvard College, as well as a JD from Harvard Law School.
Douglas Lennick.
Mr. Lennick is the managing partner of the Lennick Aberman Group. He is legendary for his innovative approaches to developing high performance in individuals and organizations. Numerous Fortune 500 executives, most notably American Express CEO, Ken Chenault and Ameriprise Financial CEO, Jim Cracchiolo, rely on Doug for his insights on enhancing leadership and organizational performance. Before founding the Lennick Aberman Group, Mr. Lennick was Executive Vice President – Advice and Retail Distribution for American Express Financial Advisors (AEFA).
Items 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 5, 2009, the Board of Directors voted to amend the Company’s Bylaws to increase the number of directors from five to ten.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH FINANCE CORPORATION
Date: November 12, 2009	By:	/s/ Todd A. Duckson
TODD A. DUCKSON,
President of the Company